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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-75386 of META Group, Inc. on Form S-3 of our report dated March 13, 2001 (March 30, 2001 as to Note 9), appearing in the Annual Report on Form 10-K of META Group, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


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                                                      /s/ DELOITTE & TOUCHE LLP
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                                                      DELOITTE & TOUCHE LLP
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Stamford, Connecticut
February 6, 2002